Exhibit 99.1

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                        The Wilber Corporation Announces
               First Quarter 2005 Earnings and Quarterly Dividend

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                              FOR IMMEDIATE RELEASE

DATE:    April 22, 2005
FROM:    Alfred S. Whittet, President and CEO
PHONE:   607-433-4148

Oneonta, New York - The Wilber Corporation, parent company of Wilber National Bank, today reported Net Income of $2.170 million and Earnings per Share of $0.19 for the three month period ended March 31, 2005. By comparison the Company's Net Income and Earnings per Share for the three month period ended March 31, 2004, were $2.284 million and $0.20, respectively. This represents a 5.0% decrease in both Earnings per Share and Net Income. The Company's Return on Average Assets and Return on Average Equity for the first quarter of 2005 were 1.16% and 12.94%, respectively, as compared to 1.27% and 14.00% for the same period in 2004. For the quarter ended March 31, 2005, Average Total Assets of the Company were $760.091 million, as compared to $723.960 million for the same period ended March 31, 2004. This is a $36.131 million or 5.0% increase.

Alfred S. Whittet, the Company's President and CEO said, "During the first quarter we continued to see slight improvement in our net interest margins on a tax equivalent basis, as the Federal Reserve continued to increase short term rates. Our net interest income improved from $5.987 million for the quarter ended March 31, 2004 to $6.311 million for the quarter ended March 31, 2005. However, in the first quarter of 2005 the Company recorded only $244 thousand in realized securities gains against $719 thousand in realized security gains in the first quarter of 2004. This drop of $475 thousand in realized security gains could not be completely offset by the slight improvement in net interest income of $324 thousand between the comparable periods."

In related business, The Board of Directors, at its meeting held April 22, 2005, declared a quarterly dividend of $0.095 per share payable May 20, 2005 to shareholders of record May 6, 2005.

Mr. Whittet commented, "Our staff has worked extremely hard during the quarter to successfully integrate customer accounts of the former Walton and Sidney, New York branches of HSBC Bank USA, N.A. into the Wilber system. Employees are also diligently working toward acheiving full compliance with Section 404 of the Sarbanes-Oxley legislation by the end of the year 2005." He added, "We are in the final stages of preparing for a core system conversion to the Fidelity National Financial Horizon Banking System in early June, 2005. These efforts are very labor intensive but will result in positioning the Company to be in compliance with new regulations and will enhance our ability to provide even better customer service."

The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, serving the financial needs of the communities of the Western Catskills and Eastern Southern Tier of New York. The Wilber Corporation is the parent of Wilber National Bank, a national bank chartered in 1874 with 20 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango, and Broome Counties, and a loan production office located in Kingston, New York.

                                       ###

NOTE: This release may contain certain statements which are historical facts or which concern the Company's future operations or economic performance and which are to be considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties. In addition, any statements in this release regarding historical stock price performance are not indicative of or guarantees of future price performance.


THE WILBER CORPORATION
CONSOLIDATED FINANCIAL INFORMATION
($ In thousands, except per share amounts)
Unaudited                                                                     As of and for the three
                                                                               months ended March 31,
Condensed Income Statement                                                  2005                2004(3)
--------------------------------------------------------------------------------------------------------
      Net interest income                                                 $  6,311             $  5,987
      Provision for loan losses                                                240                  360
          Net interest income after provision for loan losses                6,071                5,627
      Noninterest income                                                     1,414                1,812
      Noninterest expense                                                    4,553                4,313
          Income before taxes                                                2,932                3,126
      Income taxes                                                             762                  842
          Net income                                                      $  2,170             $  2,284

Share and Per Share Data
--------------------------------------------------------------------------------------------------------
      Average common shares outstanding (in thousands)                      11,186               11,209
      Period-end common shares outstanding (in thousands)                   11,178               11,209

      Net income per share                                                $   0.19             $   0.20

      Cash dividends declared                                             $  0.095             $  0.095

      Book value per common share                                         $   5.93             $   5.95

Period-end Balances
--------------------------------------------------------------------------------------------------------
      Total Assets                                                        $754,921             $740,857
      Earning Assets                                                       712,097              702,608
      Loans, gross                                                         401,436              366,435
      Allowance for loan losses                                              6,378                5,893
      Deposits                                                             599,904              583,446
      Shareholders' equity                                                  66,336               66,721

Average Balances
--------------------------------------------------------------------------------------------------------
      Total Assets                                                        $760,091             $723,960
      Earning Assets                                                       719,323              684,486
      Loans, gross                                                         396,144              364,298
      Allowance for loan losses                                              6,278                5,779
      Deposits                                                             589,596              575,659
      Shareholders' equity                                                  68,010               65,625

Key Ratios
--------------------------------------------------------------------------------------------------------
      Earnings:
          Return on average assets                                            1.16%                1.27%
          Return on average equity                                           12.94%               14.00%
          Net interest margin (tax-equivalent)                                3.82%                3.75%
          Efficiency ratio (1)                                               56.12%               56.72%

Asset Quality
--------------------------------------------------------------------------------------------------------
      Net loan charge-offs to average loans, annualized                       0.11%                0.25%
      Allowance for loan losses to period-end loans                           1.59%                1.61%
      Allowance for loan losses to non-performing loans (2)                    184%                 170%
      Non-performing loans to period-end loans                                0.86%                0.95%
      Non-performing assets to period-end loans and other real estate         0.88%                0.95%

Common Stock Data
--------------------------------------------------------------------------------------------------------  --------
Until February 11, 2004, the common stock of The Wilber                      2005  High Trade  Low Trade  Dividend
Corporation was inactively traded on NASDAQ's Over-the-Counter               ----  ----------  ---------  --------
Bulletin Board market under the symbol WLBC.OB. On February 12,       1st Quarter  $    12.90  $   11.94  $  0.095
2004, the Company's common stock ($0.01 par value per share)
began trading on the American Stock Exchange (Amex(R)) under the symbol GIW.
                                                                             2004  High Trade  Low Trade  Dividend
                                                                             ----  ----------  ---------  --------
                                                                      1st Quarter  $    15.50   $  12.65  $  0.095
                                                                      2nd Quarter  $    13.65   $  12.00  $  0.095
                                                                      3rd Quarter  $    12.80   $  12.00  $  0.095
                                                                      4th Quarter  $    12.64   $  11.94  $  0.095

(1) Calculated by dividing total noninterest expense less amortization of intangibles and other real estate expense by tax-equivalent net interest income plus noninterest income other than securities gains and losses.
(2) Non-performing loans include nonaccrual loans, troubled debt restructured loans and accruing loans 90 days or more delinquent.
(3) Certain figures have been reclassified to conform with current period presentation.